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                                                                EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-25833) of our report dated February 21, 1997 (except with respect to the matter discussed in Note 1, as to which the date is March 26, 1997) included in Hybridon's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.


                                        /s/ Arthur Andersen LLP
                                        -------------------------
                                        ARTHUR ANDERSEN LLP



Boston, Massachusetts,
July 14, 1997